Exhibit 10.1
CHANGE IN CONTROL AGREEMENT
BETWEEN THE MEN’S WEARHOUSE, INC.
AND
     THIS CHANGE IN CONTROL AGREEMENT (this “Agreement”) is entered into by and between The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), and [                    ] (the “Executive”) effective as of May 15, 2009 (the “Effective Date”). Certain capitalized terms used herein are defined in Section 24.
WITNESSETH:
     WHEREAS, the Company considers it to be in the best interests of the Company and its Affiliates and stockholders to foster the continuous dedication and employment of certain key employees of the Company, notwithstanding the possibility or occurrence of a Change in Control (as that phrase is defined in Section 2 below);
     WHEREAS, the Executive is a key employee of the Company; and
     WHEREAS, the Company wishes to enter into this Agreement to protect the Executive if a Change in Control occurs, thereby encouraging the Executive to remain in the employ of the Company and not to be distracted from the performance of his duties to the Company by the possibility of a Change in Control;
     NOW, THEREFORE, the parties agree, effective as stated above, as follows:
     Section 1. Other Employment Arrangements.
     (a) This Agreement does not affect the Executive’s existing or future employment arrangements with the Company unless a Change in Control shall have occurred before the expiration of the term of this Agreement. The Executive’s employment with the Company shall continue to be governed by the Executive’s existing or future employment agreements with the Company, if any, or, in the absence of any employment agreement, shall continue to be at the will of the Board of Directors or, if the Executive is not an officer of the Company at the time of the termination of the Executive’s employment with the Company, the will of the Chief Executive Officer of the Company, except that if (i) a Change in Control shall have occurred before the expiration of the term of this Agreement and (ii) the Executive’s employment with the Company is terminated (whether by the Executive or the Company or automatically as provided in Section 3) after the occurrence of that Change in Control, then the Executive shall be entitled to receive certain benefits as provided in this Agreement and the Executive shall not be entitled to receive any severance, termination or similar payment or benefit set forth in any employment agreement or arrangement the Executive has with the Company or any of its subsidiaries that would be duplicative in any manner of any payment made pursuant to this Agreement.
     (b) Notwithstanding anything contained in this Agreement to the contrary, if following the commencement of any discussion with a third person (but excluding any discussions with an investment banker, attorney, accountant or other advisor engaged by the Company) that ultimately results in a Change in Control, (i) the Executive’s employment with the Company is terminated, (ii) the Executive’s duties are materially changed or the Executive’s status and position with the Company is materially diminished, (iii) the Executive’s Base Salary is reduced, or (iv) the Executive’s annual bonus potential is reduced to an amount less than the Benchmark Bonus, then for all purposes of this Agreement, such Change in Control shall be deemed to have occurred on the date immediately prior to the date of such termination, change, diminution, or reduction.
     (c) Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice of or provided by the Company or any of its Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, program, policy or practice of or provided by, or any contract or agreement with, the Company or any of its Affiliates at or subsequent to the date of termination of the Executive’s employment with the Company shall be payable or otherwise provided in accordance with such plan, program, policy or practice or contract or agreement except as explicitly modified by this Agreement.
     Section 2. Change in Control of the Company. For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following after the Effective Date and during the term of this Agreement:
     (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board of Directors;
     (b) the consummation of a Merger of the Company with another Entity, unless:
     (i) the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, more than 50 percent of the combined voting power of the Voting Securities of either the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger; and
     (ii) the individuals who comprise the Board of Directors immediately prior to such Merger constitute a majority of the board of directors or other governing body of either the surviving Entity or the parent of the surviving Entity;
     (c) the consummation of a Merger of a Wholly-Owned Subsidiary with another Entity (other than an Entity in which the Company owns, directly or indirectly, a majority of the voting and equity interests) if the gross revenues of such Wholly-Owned Subsidiary (including the Entities wholly-owned directly or indirectly by such Wholly-Owned Subsidiary) for the twelve-month period immediately preceding the month in which the Merger occurs equal or exceed 30 percent of the consolidated gross revenues reported by the Company on the Company’s consolidated financial statements for such period;
     (d) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities;

     (e) a sale, transfer, lease or other disposition of all or substantially all of the Assets is consummated (an “Asset Sale”), unless:
     (i) the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company immediately prior to such Asset Sale own, directly or indirectly, more than 50 percent of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s Voting Securities immediately prior to such Asset Sale; and
     (ii) the individuals who comprise the Board of Directors immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent; or
     (f) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
     Section 3. Term of This Agreement. The term of this Agreement shall begin on the Effective Date and, unless automatically extended pursuant to the second sentence of this Section 3, shall expire on the first to occur of:
     (a) the Executive’s death or the Executive’s Disability, which events shall also be deemed automatically to terminate the Executive’s employment by the Company;
     (b) the termination by the Executive or the Company of the Executive’s employment by the Company; or
     (c) the end of the last day (the “Expiration Date”) of:
     (i) the two-year period beginning on the Effective Date (or any period for which the term of this Agreement shall have been automatically extended pursuant to the second sentence of this Section 3) if no Change in Control shall have occurred during that two-year period (or any period for which the term of this Agreement shall have been automatically extended pursuant to the second sentence of this Section 3); or
     (ii) the two-year period beginning on the date on which a Change in Control occurred if a Change in Control of the Company shall have occurred during the two-year period beginning on the Effective Date (or any period for which the term of this Agreement shall have been automatically extended pursuant to the second sentence of this Section 3).
If (a) the term of this Agreement shall not have expired as a result of the occurrence of one of the events described in subsections (a) or (b) of the immediately preceding sentence, and (b) the Company shall not have given notice to the Executive at least ninety (90) days before the Expiration Date that the term of this Agreement will expire on the Expiration Date, then the term of this Agreement shall be automatically extended for successive two-year periods (the first such period to begin on the day immediately following the Expiration Date) unless the Company shall have given notice to the Executive at least ninety (90) days before the end of any two-year period for which the term of this Agreement shall have been automatically extended that such term will expire at the end of that two-year period. The expiration of the term of this Agreement shall not terminate this Agreement itself or affect the right of the Executive or the Executive’s legal representatives to enforce the payment of any amount or other benefit to which the Executive was entitled before the expiration of the term of this Agreement or to which the Executive became entitled as a result of the event (including the termination, whether by the Executive or the Company or automatically as provided in this Section 3, of the Executive’s employment by the Company) that caused the term of this Agreement to expire.
     Section 4. Event of Termination for Cause. An “Event of Termination for Cause” shall have occurred if, after a Change in Control, the Executive shall have committed:
     (a) gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company or any Wholly-Owned Subsidiary;
     (b) an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company or any Wholly-Owned Subsidiary;
     (c) intentional wrongful damage to property (other than of a de minimis nature) of the Company or any Wholly-Owned Subsidiary;
     (d) intentional wrongful disclosure of secret processes or confidential information of the Company or any Wholly-Owned Subsidiary which the Executive believes or reasonably should believe will have a material adverse affect on the Company; or
     (e) an act leading to a conviction of a felony, or a misdemeanor involving moral turpitude.
For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated as a result of an “Event of Termination for Cause” hereunder unless and until there shall have been delivered to the Executive a certified copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the members of the Board of Directors then in office (but excluding the Executive from any such vote or determination if he is then a member of the Board of Directors) at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Executive had committed an act set forth above in this Section 4 and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or his legal representatives to contest the validity or propriety of any such determination.
     Section 5. An Event of Termination for Good Reason. An “Event of Termination for Good Reason” shall mean the occurrence of any of the following on or after a Change in Control:

     (a) the Company or the Successor assigns to the Executive any duties inconsistent with the Executive’s position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company in effect immediately before the occurrence of the Change in Control or otherwise makes any change in any such position, authority, duties or responsibilities;
     (b) the Company or the Successor removes the Executive from, or fails to re-elect or appoint the Executive to, any duties or position with the Company that were assigned or held by the Executive immediately before the occurrence of the Change in Control, except that a nominal change in the Executive’s title that is merely descriptive and does not affect rank or status shall not constitute such an event;
     (c) the Company or the Successor takes any other action that results in a material diminution in the Executive’s position, authority, duties or responsibilities or otherwise takes any action that materially interferes therewith;
     (d) the Company or the Successor reduces the Executive’s annual base salary as in effect immediately before the occurrence of the Change in Control or as the Executive’s annual base salary may be increased from time to time after that occurrence (the “Base Salary”);
     (e) the Company or the Successor reduces the Executive’s maximum annual bonus potential to an amount less than the Executive’s maximum annual bonus potential for the preceding year (the “Benchmark Bonus”) or revises the bonus plan in any manner that materially adversely affects the Executive’s ability to achieve the maximum annual bonus potential;
     (f) the Company’s or the Successor’s requiring the Executive (i) to be based at any office or location more than thirty-five (35) miles from the office of the Company where the Executive was principally employed and stationed immediately prior to the Change in Control, or (ii) to travel on Company business to a materially greater extent than required immediately prior to the Change in Control;
     (g) the Company or the Successor requires the Executive to perform a majority of his duties outside the office of the Company where the Executive was principally employed and stationed immediately prior to the Change in Control for a period of more than 21 consecutive days or for more than 90 days in any calendar year;
     (h) the Company or the Successor fails to (i) continue in effect any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement (such policies, plans, programs and arrangements collectively being referred to herein as the “Basic Benefit Plans”), including, but not limited to, any deferred compensation, supplemental executive retirement or other retirement income, stock option, stock purchase, stock appreciation, restricted stock, deferred stock unit, employee stock ownership or similar policy, plan, program or arrangement of the Company, in which the Executive was a participant immediately before the occurrence of the Change in Control unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such Basic Benefit Plan promptly following the occurrence of the Change in Control, or (ii) continue the Executive’s participation in any Basic Benefit Plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the Executive (which are in any event always subject to the terms of any applicable Basic Benefit Plan) and the level of the Executive’s participation relative to other executives of the Company, as existed immediately before the occurrence of the Change in Control;
     (i) the Company or the Successor fails to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s other executive benefit plans, policies, programs and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident or disability plans, in which the Executive was a participant immediately before the occurrence of the Change in Control;
     (j) the Company or the Successor takes any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the Executive by the Company immediately before the occurrence of the Change in Control or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately before the occurrence of the Change in Control;
     (k) the Company or the Successor fails to provide the Executive with the number of paid vacation days to which the Executive was entitled in accordance with the Company’s vacation policy in effect immediately before the occurrence of the Change in Control;
     (l) the Company or the Successor fails to continue to provide the Executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) (i) that are both commensurate with the Executive’s responsibilities to and position with the Company immediately before the occurrence of the Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other executives of the Company having comparable responsibility to the Executive, or (ii) that are physically located at the office of the Company where the Executive was principally employed and stationed immediately prior to the Change in Control;
     (m) the Company or the Successor fails to honor any provision of any employment agreement the Executive has or may in the future have with the Company or fail to honor any provision of this Agreement;
     (n) the Company or the Successor gives effective notice of an election to terminate at the end of the term or the extended term of any employment agreement the Executive has or may in the future have with the Company or the Successor in accordance with the terms of any such agreement; or
     (o) the Company or the Successor purports to terminate the Executive’s employment by the Company unless notice of that termination shall have been given to the Executive pursuant to, and that notice shall meet the requirements of, Section 6.
     Section 6. Notice of Termination If a Change in Control shall have occurred before the expiration of the term of this Agreement, any subsequent termination by the Executive or the Company of the Executive’s employment by the Company, or any determination of the

Executive’s Disability, shall be communicated by notice to the other party that shall indicate the specific paragraph of Section 7 pursuant to which the Executive is to receive benefits as a result of the termination. If the notice states that the Executive’s employment by the Company has been automatically terminated as a result of the Executive’s Disability, the notice shall (a) specifically describe the basis for the determination of the Executive’s Disability, and (b) state the date of the determination of the Executive’s Disability and the date of the termination of his employment, which date shall be not more than ten (10) days before the date such notice is given. If the notice is from the Company and states that the Executive’s employment by the Company is terminated by the Company as a result of the occurrence of an Event of Termination for Cause, the notice shall specifically describe the action or inaction of the Executive that the Company believes constitutes an Event of Termination for Cause and shall be accompanied by a certified copy of the resolution satisfying the requirements of Section 4. If the notice is from the Executive and states that the Executive’s employment by the Company is terminated by the Executive as a result of the occurrence of an Event of Termination for Good Reason, the notice shall specifically describe the action or inaction of the Company that the Executive believes constitutes an Event of Termination for Good Reason. Each notice given pursuant to this Section 6 (other than a notice stating that the Executive’s employment by the Company has been automatically terminated as a result of the Executive’s Disability) shall state a date, which shall be not fewer than thirty (30) days nor more than sixty (60) days after the date such notice is given, on which the termination of the Executive’s employment by the Company is effective. The date so stated in accordance with this Section 6 shall be the “Termination Date”. If a Change in Control shall have occurred before the expiration of the term of this Agreement, any subsequent purported termination by the Company of the Executive’s employment by the Company, or any subsequent purported determination by the Company of the Executive’s Disability, shall be ineffective unless that termination or determination shall have been communicated by the Company to the Executive by notice that meets the requirements of the foregoing provisions of this Section 6 and the provisions of Section 9.
     Section 7. Benefits Payable on Change in Control and Termination.
     (a) If (x) a Change in Control shall have occurred before the expiration of the term of this Agreement, and (y) the Executive’s employment by the Company is terminated (whether by the Executive or the Company or automatically as provided in Section 3) after the occurrence of that Change in Control, the Executive shall be entitled to the following benefits (except to the extent limited by Section 7(e)):
     (i) If the Executive’s employment by the Company is terminated (x) by the Company as a result of the occurrence of an Event of Termination for Cause, or (y) by the Executive before the occurrence of an Event of Termination for Good Reason, then the Company shall pay to the Executive:
     (A) at the time specified in Section 7(b)(i):
     (1) the portion of the Base Salary accrued through the Termination Date for periods through but not following his Separation From Service and compensation for earned but unused vacation time, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”); and
     (2) the portion of the Base Salary accrued through the Termination Date for periods following his Separation From Service to the extent not theretofore paid; and
     (B) any other amounts or benefits provided under any plan, policy, practice, program, contract or arrangement of or provided by the Company, including, but not limited to, the Basic Benefit Plans and the Other Benefit Plans, which shall be governed by the terms thereof (except as explicitly modified by this Agreement).
     (ii) If the Executive’s employment by the Company is automatically terminated as a result of the Executive’s death then the Company shall pay to the Executive’s estate or beneficiaries, as applicable, at the time specified in Section 7(b)(ii), the portion of the Base Salary and compensation for earned but unused vacation time accrued through the date of the Executive’s death, in each case to the extent not theretofore paid, and the Company shall pay any other amounts or benefits provided under any plan, policy, practice, program, contract or arrangement of or provided by the Company, including, but not limited to, the Basic Benefit Plans and the Other Benefit Plans, which shall be governed by the terms thereof (except as explicitly modified by this Agreement).
     (iii) If the Executive’s employment by the Company is automatically terminated as a result of the Executive’s Disability, then the Company shall pay to the Executive:
     (A) at the time specified in Section 7(b)(iii):
     (1) the Accrued Obligations; and
     (2) the portion of the Base Salary accrued through the Termination Date for periods following his Separation From Service to the extent not theretofore paid; and
     (B) any other amounts or benefits provided under any plan, policy, practice, program, contract or arrangement of or provided by the Company, including, but not limited to, the Basic Benefit Plans and the Other Benefit Plans, which shall be governed by the terms thereof (except as explicitly modified by this Agreement).
     (iv) If the Executive’s employment by the Company is terminated (x) by the Company otherwise than as a result of the occurrence of an Event of Termination for Cause, or (y) by the Executive after the occurrence of an Event of Termination for Good Reason then the Executive shall be entitled to the following:

     (A) The Company shall pay to the Executive, at the time specified in Section 7(b)(iv), the Accrued Obligations;
     (B) The Company shall pay to the Executive, at the time specified in Section 7(b)(v), the portion of the Base Salary accrued through the Termination Date for periods following his Separation From Service to the extent not theretofore paid;
     (C) The Company shall pay to the Executive, in a lump sum payment at the time specified in Section 7(b)(v), an amount equal to two (2) times the sum of:
     (1) the amount (including any deferred portion thereof) of the Base Salary for the Fiscal Year in which the Termination Date occurs or for the immediately preceding Fiscal Year, whichever is higher; and
     (2) an amount equal to the greater of (a) the Executive’s maximum annual bonus potential for the Fiscal Year in which the Termination Date occurs and (b) the Executive’s maximum annual bonus potential for the Fiscal Year immediately preceding the Fiscal Year in which the Termination Date occurs.
     (D) The Company shall pay to the Executive, in a lump sum payment at the time specified in Section 7(b)(v), an amount equal to the product of (1) the total monthly basic life insurance premium (both the portion paid by the Company and the portion paid by the Executive) applicable to the Executive’s basic life insurance coverage on his Termination Date and (ii) 24. If a conversion option is applicable under the Company’s group life insurance program, the Executive may, at his option, convert his basic life insurance coverage to an individual policy after his Termination Date by completing the forms required by the Company.
     (E) The Company (at its sole expense) shall take the following actions:
     (1) throughout the period beginning on the Termination Date and ending on the first to occur of the second anniversary of the Termination Date, or the date on which the Executive becomes employed on a full-time basis by another person (the “Coverage Period”), the Company shall maintain in effect, and not materially reduce the benefits provided by the Company’s group health plan in which the Executive was a participant immediately before the Termination Date; and
     (2) the Company shall arrange for the Executive’s uninterrupted participation throughout the Coverage Period in the Company’s group health plan in which the Executive was a participant immediately before the Termination Date;

provided that if the Executive’s participation after the Termination Date in such group health plan is not permitted by the terms of that plan, then throughout the Coverage Period, the Company (at its sole expense) shall provide the Executive with substantially the same benefits that were provided to the Executive by that plan immediately before the Termination Date. If the Executive is a Specified Employee and the benefits specified in this Section 7(a)(iv)(E) are taxable to the Executive and not otherwise exempt from Section 409A, the following provisions shall apply to the reimbursement or provision of such benefits. Any amounts to which the Executive would otherwise be entitled under this Section 7(a)(iv)(E) during the first six months following the date of the Executive’s Separation From Service shall be accumulated and paid to the Executive on the date that is six months following the date of his Separation From Service. The Executive shall be eligible for reimbursement for covered welfare expenses, or for the provision of such benefits on an in-kind basis, during the Coverage Period. The amount of such welfare benefit expenses eligible for reimbursement or the in-kind benefits provided under this Section 7(a)(iv)(E), during the Executive’s taxable year will not affect the expenses eligible for reimbursement, or the in-kind benefits to be provided, in any other taxable year (with the exception of applicable lifetime maximums applicable to medical expenses or medical benefits described in section 105(b) of the Code). The Company shall reimburse an eligible welfare benefit expense that is not a nontaxable insured benefit on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred. The Executive’s right to reimbursement or direct provision of benefits under this Section 7(a)(iv)(E) is not subject to liquidation or exchange for another benefit.
     (F) The Executive shall be entitled to any other amounts or benefits provided under any plan, policy, practice, program, contract or arrangement of or provided by the Company, including, but not limited to, the Basic Benefit Plans and the Other Benefit Plans, which shall be governed by the terms thereof (except as explicitly modified by this Agreement).
     (b) Each payment required to be made to the Executive pursuant to the foregoing provisions of Section 7(a) above shall be made by check drawn on an account of the Company or the Successor at a bank located in the United States of America and shall be paid as follow:
     (i) The Company shall pay to the Executive (A) the amounts specified in Section 7(a)(i)(A)(1) within 30 days after the Termination Date and (B) the amounts specified in Section 7(a)(i)(A)(2) not more than 30 days following the date of the Executive’s Separation From Service if he is not a Specified Employee on the date of his Separation From Service or on the date that is six months following the date of his Separation From Service if he is a Specified Employee on the date of his Separation From Service.

     (ii) The Company shall pay to the Executive’s estate or beneficiaries, as applicable, the amounts specified in Section 7(a)(ii) within 30 days after the date of the Executive’s death.
     (iii) The Company shall pay to the Executive (A) the amounts specified in Section 7(a)(iii)(A)(1) within 30 days after the Termination Date and (B) the amounts specified in Section 7(a)(iii)(A)(2) (1) 30 days following the date of the Executive’s incurring a Section 409A Disability or (2) if the Executive has not incurred a Section 409A Disability then not more than 30 days following the date of the Executive’s Separation From Service if he is not a Specified Employee on the date of his Separation From Service or on the date that is six months following the date of his Separation From Service if he is a Specified Employee on the date of his Separation From Service.
     (iv) The Company shall pay to the Executive the amounts specified in Section 7(a)(iv)(A) within 30 days after the Termination Date.
     (v) The Company shall pay to the Executive the amounts specified in Section 7(a)(iv)(B), (C) and (D) not more than 30 days following the date of the Executive’s Separation From Service if he is not a Specified Employee on the date of his Separation From Service or on the date that is six months following the date of his Separation From Service if he is a Specified Employee on the date of his Separation From Service.
     (vi) If the Executive is a Specified Employee at the time of his Separation From Service, the Company shall pay to the Executive, on the date that is six months following the Executive’s Separation From Service, an amount equal to the amount of interest that would be earned on the amounts specified in Section 7(a)(iv)(B), (C) and (D), if any, for the period commencing on the date of the Executive’s Separation From Service until the date of payment of such amounts, calculated using an interest rate of eight percent (8%) per annum (the “Interest Amount”).
     (c) If a payment under Section 7(b) or any other provision of this Agreement is payable during a period that includes more than one taxable year the Executive shall have no right to specify the taxable year during which such payment shall be made.
     (d) The following shall occur immediately upon the occurrence of a Change in Control:
     (i) all options to acquire Voting Securities of the Company held by the Executive immediately prior to a Change in Control shall become fully exercisable, notwithstanding the terms of the relevant stock option agreements and regardless of whether or not the vesting conditions set forth in the relevant stock option agreements have been satisfied in full; and
     (ii) all restrictions on any restricted Voting Securities of the Company granted to the Executive prior to a Change in Control shall be removed and the securities shall be freely transferable, notwithstanding the terms of the relevant restricted stock or securities agreements and regardless of whether the conditions set forth in the relevant restricted stock or securities agreements have been satisfied in full.
     (e) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, benefit or distribution by the Company or its Affiliates to or for the benefit of the Executive (whether paid or payable, distributed or distributable, or provided or to be provided, pursuant to the terms of this Agreement or otherwise) (a “Payment”) would be nondeductible by the Company or any of its Affiliates for federal income tax purposes because of section 280G of the Code then the aggregate present value of amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (such payments, benefits and distributions pursuant to this Agreement are hereinafter referred to as “Agreement Payments”) shall be reduced to the Reduced Amount. The “Reduced Amount” shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company or any of its Affiliates because of section 280G of the Code. For purposes of this Section 7(e), present value shall be determined in accordance with section 280G(d)(4) of the Code.
     (i) All determinations required to be made under this Section 7(e) shall be made by a nationally recognized accounting firm that is (A) not serving as accountant or auditor for the individual, entity or group effecting the Change in Control and (B) agreed upon by the Company and the Executive (the “Accounting Firm”), which shall provide detailed supporting calculations (which detailed supporting calculations shall include specific information about each Agreement Payment (including the amount of each Agreement Payment) and such other information as the Executive shall reasonably request or need to make the determination required of the Executive under this Section 7(e)) both to the Company and the Executive within 15 business days after the Termination Date (or such earlier time as is requested by the Company) and an opinion to the Executive that he has substantial authority not to report any excise tax imposed under section 4999 of the Code on his federal income tax return with respect to the Agreement Payments (as eliminated or reduced, if applicable, under such initial determination). Any such determination by the Accounting Firm shall be binding upon the Company and the Executive. If the Agreement Payments are to be eliminated or reduced under such initial determination, the Executive shall determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 7(e), provided that, if the Executive does not make such determination and notify the Company of such determination within 15 business days of the receipt of the calculations made by the Accounting Firm, the Company shall elect which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 7(e) and shall notify the Executive promptly of such election. The Company shall pay or provide to the Executive such amounts or benefits as are then due to the Executive under this Agreement at the time provided in Section 7(b).
     (ii) If the Company fails for any reason to reduce the amount of the Agreement Payments to the Reduced Amount as provided in this Section 7(e) then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the excise tax imposed by section 4999 of the Code and any interest and penalties that are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), imposed upon the Gross-Up Payment the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Overpayment. Any Gross-Up Payment that the Company is required to make to reimburse the Executive for federal, state and local taxes imposed upon the Executive, including the amount of additional taxes imposed upon the Executive due to the Company’s payment of the initial taxes on such amounts, shall be paid by the Company to the Executive within five days after the receipt of the Accounting Firm’s determination under this Section 7(e)(ii) and in no event later than the end of the Executive’s taxable year next following the Executive’s taxable year in which the Executive remits the related taxes to the taxing authority.
     Section 8. Successors. If a Change in Control shall have occurred before the expiration of the term of this Agreement:
     (a) the Company shall not, directly or indirectly, consolidate with, merge into or sell or otherwise transfer its assets as an entirety or substantially as an entirety to, any person, or permit any person to consolidate with or merge into the Company unless in connection with such consolidation, merger, sale or transfer the Successor shall have assumed in writing the Company’s obligations under this Agreement; and
     (b) not fewer than ten (10) days before the consummation of any consolidation of the Company with, merger by the Company into, or sale or other transfer by the Company of its assets as an entirety or substantially as an entirety to, any person, the Company shall give the Executive notice of that proposed transaction.
     Section 9. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be given in person or by United States certified or registered mail, return receipt requested (with evidence of receipt by the party to whom the notice is given), postage prepaid, addressed:
     (a) if to the Executive, to the Executive’s address last shown on the Company’s records, and
     (b) if to the Company, at 6380 Rogerdale Road, Houston, Texas 77072, directed to the attention of the Chief Financial Officer of the Company, and with a copy to the General Counsel of the Company at 40650 Encyclopedia Circle, Fremont, California 94538,
or to such other address as either party may have furnished to the other in writing in accordance herewith. For purposes of this Agreement, notice to a party shall be effective only upon actual receipt of the notice by the party with written evidence of receipt by the party to whom the notice is given.
     Section 10. Withholding Taxes. The Company may withhold from all payments to be paid to the Executive pursuant to this Agreement all taxes that, by applicable federal or state law, the Company is required to so withhold.

     Section 11. Expenses of Enforcement. If a Change in Control shall have occurred before the expiration of the term of this Agreement, then, upon demand by the Executive made to the Company, the Company shall reimburse the Executive for the reasonable expenses (including attorneys’ fees and expenses) incurred by the Executive in enforcing or seeking to enforce, in good faith, the payment of any amount or other benefit to which the Executive shall have become entitled pursuant to this Agreement, including those incurred in connection with any arbitration initiated pursuant to Section 21. Such payments under this Section 11 shall be made within ten (10) business days after the delivery of the Executive’s written request for the payment accompanied by such evidence of fees and expenses incurred as the Company may reasonably require. Notwithstanding the preceding sentence, if the Executive incurs a Separation From Service and is a Specified Employee, the Company shall not make any further payment of amounts payable by the Company to the Executive under this Section 11 before the date that is six months following the date of his Separation From Service. Rather, on the date that is six months following the date of the Executive’s Separation From Service the Company shall pay to the Executive all amounts payable by the Company to the Executive under this Section 11 for which a written request for payment was properly submitted by the Executive during the first six months following the date of the Executive’s Separation From Service or which were otherwise not paid before the Executive’s Separation From Service. In any event the Company shall pay the Executive such fees and expenses by the last day of the Executive’s taxable year following the taxable year in which the Executive incurred such fees and expenses. The fees or expenses that are subject to reimbursement pursuant to this Section 11 shall not be limited as a result of when the fees or expenses are incurred. The amounts of fees and expenses that are eligible for reimbursement pursuant to this Section 11 during a given taxable year of the Executive shall not affect the amount of fees and expenses eligible for reimbursement in any other taxable year of the Executive. The right to reimbursement pursuant to this Section 11 is not subject to liquidation or exchange for another benefit. The Executive shall repay to the Company any expenses reimbursed by the Company pursuant to this Section 11 if a court of competent jurisdiction shall have determined by a final, nonappealable order, that the expenses to be repaid were incurred solely by reason of the Executive not acting in good faith in incurring such expenses.
     Section 12. Disputed Payments and Failures to Pay.
     (a) If the Company fails to make a payment in whole or in part as of the payment deadline specified in this Agreement, either intentionally or unintentionally, other than with the express or implied consent of the Executive, the Executive shall make prompt and reasonable good faith efforts to collect the remaining portion of the payment. The Company shall pay any such unpaid benefits due to the Executive, together with interest on the unpaid benefits from the date of the payment deadline specified in this Agreement at an annual rate equal to 120 percent of the applicable Federal rate provided for in section 1274(d) of the Code, within ten (10) business days of discovering that the additional monies are due and payable.
     (b) The Company shall hold harmless and indemnify the Executive on a fully grossed-up after tax basis from and against (i) any and all taxes imposed under Section 409A (and any comparable state statutes) by any taxing authority as a result of the Company’s failure to timely pay payments and benefits under this Agreement when due under this Agreement and all penalties and interest with respect to the Company’s failure to timely pay payments and benefits under this Agreement when due, (ii) all expenses (including reasonable attorneys’, accountants’, and experts’ fees and expenses) incurred by the Executive due to a tax audit or litigation addressing the existence or amount of a tax liability described in clause (i), and (iii) the amount of additional taxes (including penalties and interest) imposed upon the Executive due to the Company’s payment of the initial taxes, penalties, interest and expenses described in clauses (i) and (ii).
     (c) The Company shall make a payment to reimburse the Executive in an amount equal to all federal, state and local taxes imposed upon the Executive that are described in Section 12(b)(i) and (iii), including the amount of additional taxes imposed upon the Executive due to the Company’s payment of the initial taxes on such amounts, within ten (10) business days after the delivery of the Executive’s written request for the payment and by the end of the Executive’s taxable year next following the Executive’s taxable year in which the Executive remits the related taxes to the taxing authority. The Company shall make a payment to reimburse the Executive in an amount equal to all expenses and other amounts incurred due to a tax audit or litigation addressing the existence or amount of a tax liability pursuant to Section 12(b)(ii), including the amount of additional taxes imposed upon the Executive due to the Company’s payment of such expenses and other amounts, within ten (10) business days after the delivery of the Executive’s written request for the payment and by the end of the Executive’s taxable year next following the Executive’s taxable year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, the end of the Executive’s taxable year following the Executive’s taxable year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.
     Section 13. Funding. The Executive shall have no right, title, or interest whatsoever in or to any assets of the Company or any investments which the Company may make to aid it in meeting its obligations under this Agreement. The Executive’s right to receive payments under this Agreement shall be no greater than the right of an unsecured general creditor of the Company. Immediately prior to a Change in Control, the Company shall create an irrevocable grantor trust (the “Rabbi Trust”) which shall be subject to the claims of creditors of the Company. In the event that the Executive is a Specified Employee at the time he incurs a Separation From Service or at the time the Company determines that it is reasonably likely that the Executive will incur a Separation From Service in connection with a Change in Control, then immediately upon the Executive’s Separation From Service or, if earlier, the date the Company makes a determination that the Executive is reasonably likely to incur a Separation From Services in connection with a Change in Control, the Company shall transfer to the Rabbi Trust cash sufficient (on an undiscounted basis) to pay the amounts specified in Section 7(a)(iv)(B), (C) and (D) and the Interest Amount. The amount specified in Section 7(a)(iv)(B), (C) and (D) and the Interest Amount shall be paid from the Rabbi Trust on the dates specified in Sections 7 and 11 herein, provided that the Company shall remain liable to pay any such amounts which for any reason are not paid from the Rabbi Trust. The trustee of the Rabbi Trust shall be a bank or trust company selected by the Company prior to the Change in Control.
     Section 14. Employment by Wholly-Owned Subsidiary. If, at or after the Effective Date, the Executive is or becomes an executive of one or more Wholly-Owned Subsidiaries,

references in this Agreement to the Executive’s employment by the Company shall include the Executive’s employment by any such Wholly-Owned Subsidiary.
     Section 15. No Obligation to Mitigate; No Rights of Offset.
     (a) The Executive shall not be required to mitigate the amount of any payment or other benefit required to be paid to the Executive pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Executive as a result of employment by another person.
     (b) The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.
     Section 16. Amendment and Waiver. No provision of this Agreement may be amended or waived (whether by act or course of conduct or omission or otherwise) unless that amendment or waiver is by written instrument signed by the parties hereto. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any other or subsequent breach.
     Section 17. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being solely and exclusively in the city in the State of Texas in which a principal corporate office of the Company is located at the time the litigation is instituted.
     Section 18. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     Section 19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.
     Section 20. Assignment; Binding Effect. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representative. This Agreement shall be binding upon any Successor. The Company may not assign any of its obligations under this Agreement unless (i) such assignment is to a Successor and (ii) the requirements of Section 8 are fulfilled.
     Section 21. Arbitration. Any dispute between the parties arising out of this Agreement, whether as to this Agreement’s construction, interpretation or enforceability or as to any party’s breach or alleged breach of any provision of this Agreement, shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect. Within ten (10) business days of the initiation of an arbitration hereunder, the Company and the Executive will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the

AAA Panel of Commercial Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and the Executive agree that a judgment of the United States District Court for the District in which the principal corporate office of the Company is located at the time of initiation of an arbitration hereunder may be entered upon the award made pursuant to the arbitration.
     Section 22. Other Agreements. Notwithstanding anything to the contrary in this Agreement, this Agreement supersedes any and all other agreements and rights that the Executive has under The Men’s Wearhouse, Inc. Change in Control Severance Plan. The Executive and the Company hereby agree that the Executive has no rights whatsoever under such plan.
     Section 23. Forfeiture for Cause.
     (a) Notwithstanding any other provision of this Agreement, if a determination is made as provided in Section 23(b) (a “Forfeiture Determination”) that (a) the Executive, before or after the termination of the Executive’s employment with the Company and all Affiliates, (i) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate, (ii) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (iii) disclosed trade secrets of the Company or an Affiliate or (iv) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Executive is a party; and (b) in the case of the actions described in clause (i), (iii) and (iv), such action materially and adversely affected the Company, then at or after the time such Forfeiture Determination is made the Board of Directors, in its sole discretion, if such Forfeiture Determination is made prior to a Change in Control, or, as determined by a final, non-appealable order of a court of competent jurisdiction, if such Forfeiture Determination is made after a Change in Control, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Executive had the facts existing at the time the benefit was bestowed that led to the Forfeiture Determination been known to the Company at the time the benefit was bestowed, may determine that some or all (x) benefits payable or to be provided, or previously paid or provided, under this Agreement to the Executive (including any lump sum payment or Interest Amount previously paid to the Executive under Section 7 or expense reimbursement payment under Section 11), (y) cash bonuses paid on or after the Effective Date by the Company to the Executive under any plan, program, policy, practice, contract or agreement of the Company or (z) equity awards granted to the Executive under any plan, program, policy, practice, contract or agreement of the Company that vested on or after the Effective Date, will be forfeited to the Company on such terms as determined by the Board of Directors or the final, non-appealable order of a court of competent jurisdiction.
     (b) A Forfeiture Determination for purposes of Section 23(a) shall be made (i) before the occurrence of a Change in Control, by a majority vote of the Board of Directors and (ii) on or after the occurrence of a Change in Control, by the final, nonappealable order of a court of competent jurisdiction. The findings and decision of the Board of Directors with respect to a Forfeiture Determination made before the occurrence of a Change in Control, including those regarding the acts of the Executive and the damage done to the Company, will be final for all purposes absent a showing by clear and convincing evidence of manifest error by the Board of Directors. No decision of the Board of Directors, however, will affect the finality of the discharge of the Executive by the Company or an Affiliate.
     Section 24. Definitions. As used in this Agreement, the following terms and phrases shall have the meanings set forth below:
     (a) “Accrued Obligations” has the meaning assigned to that term in Section 7.
     (b) “Affiliate” and “Affiliates” mean, when used with respect to any entity, individual, or other person, any other entity, individual, or other person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with such entity, individual or person.
     (c) “Agreement” means this Change in Control Agreement as it may be amended from time to time in accordance with Section 16.
     (d) “Assets” means assets of any kind owned by the Company, including but not limited to securities of the Company’s direct and indirect subsidiaries.
     (e) “Base Salary” has the meaning assigned to that term in Section 5.
     (f) “Basic Benefit Plans” has the meaning assigned to that term in Section 5.
     (g) “Benchmark Bonus” has the meaning assigned to that term in Section 5.
     (h) “Beneficial Owner” has the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor act.
     (i) “Board of Directors” means the Board of Directors of the Company.
     (j) “Change in Control” has the meaning assigned to that phrase in Section 2.
     (k) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     (l) “Company” has the meaning assigned to that term in the preamble to this Agreement. The term “Company” shall also include any Successor, whether the liability of such Successor under this Agreement is established by contract or occurs by operation of law.
     (m) “Effective Date” has the meaning assigned to such term in the preamble to this Agreement.

     (n) “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     (o) “Executive” has the meaning assigned to such term in the preamble to this Agreement.
     (p) “Executive’s Disability” means the absence of the Executive from the Executive’s duties with the Company on a full-time basis for 90 calendar days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive’s legal representatives.
     (q) “Event of Termination for Cause” has the meaning assigned to that phrase in Section 4.
     (r) “Event of Termination for Good Reason” has the meaning assigned to that phrase in Section 5.
     (s) “Expiration Date” has the meaning assigned to that term in Section 3.
     (t) “Fiscal Year” means the fiscal year of the Company.
     (u) “Incumbent Director” means:
     (i) a member of the Board of Directors on the Effective Date; or
     (ii) an individual:
     (A) who becomes a member of the Board of Directors after the Effective Date;
     (B) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and
     (C) whose initial assumption of service on the Board of Directors is not in connection with an actual or threatened election contest.
     (v) “Interest Amount” has the meaning assigned to that term in Section 7.
     (w) “Merger” means a merger, consolidation or similar transaction.
     (x) “Other Benefit Plan” means any employee welfare benefit plan (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company.
     (y) “Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, or any successor act, and used in Sections 13(d)

and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of those securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
     (z) “Rabbi Trust” has the meaning assigned to that term in Section 13.
     (aa) “Section 409A” means section 409A of the Code and the rules and regulations issued thereunder by the Internal Revenue Service and the Department of Treasury.
     (bb) “Section 409A Disability” means the inability of the Executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Executive shall also be treated as having a “Section 409A Disability” if he is, by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
     (cc) “Separation From Service” has the meaning ascribed to that term under Section 409A.
     (dd) “Specified Employee” has the meaning ascribed to that term under Section 409A.
     (ee) “Specified Owner” means any of the following:
     (i) George Zimmer; any Person controlled by George Zimmer and any trust established by George Zimmer for the benefit of himself or his immediate family.
     (ii) the Company;
     (iii) an Affiliate of the Company;
     (iv) an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company;
     (v) a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of the acquisition of securities directly from the Company and/or its Affiliates; or
     (vi) a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the Company or the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of the Company outstanding immediately prior to such Merger.
     (ff) “Successor” means a person with or into which the Company shall have been merged or consolidated or to which the Company shall have transferred its assets as an entirety or substantially as an entirety.
     (gg) “Termination Date” has the meaning assigned to that term in Section 6.
     (hh) “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
     (ii) “Wholly-Owned Subsidiary” means an Entity that is, directly or indirectly, wholly owned by the Company.
     Section 25. Interpretation.
     (a) In the event of the enactment of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision.
     (b) The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement.
     (c) References in this Agreement to any Section are to the corresponding Section of this Agreement unless the context otherwise indicates.
     (d) This Agreement is intended to meet the requirements of Section 409A and shall be administered, construed and interpreted in a manner that is intended to meet those requirements. To the extent that the provision of a benefit or payment under the Agreement is subject to Section 409A, except as the Company and the Executive otherwise determine in writing, the provision or payment shall be provided or paid in a manner that will meet the requirements of Section 409A, including regulations or other guidance issued with respect thereto, such that the provisions or payment shall not be subject to the additional tax or interest applicable under Section 409A. Any provision of this Agreement that would cause the provision or payment to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the event additional regulations or other guidance is issued under Section 409A or a court of competent jurisdiction provides additional authority concerning the application of Section 409A with respect to the distributions under the Agreement, then the provisions of the Agreement regarding distributions shall be automatically amended to permit such distributions to be made at the earliest time permitted under such additional regulations, guidance or authority that is practicable and achieves the intent of the Agreement prior to its amendment to comply with Section 409A.

     In Witness Whereof, the Company and the Executive have executed this Agreement as of the date set forth above.

THE MEN’S WEARHOUSE, INC.
By:
Name:
Title:

EXECUTIVE
By:
Name: